UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 6, 2007

ANPATH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Morlake Drive, Suite 201 Mooresville, NC 28117
(Address of Principal Executive Offices/Zip Code)

(704) 658-3350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Anpath Group, Inc. (the “Company”) has entered into a Settlement Agreement (the “Settlement Agreement”), dated as of July 6, 2007 by and among the Company, MV Nanotech Corp. (“MV Nanotech”), The Ferguson Living Trust UTD 8/13/74 (the “Trust”) and Daniel Ferguson in his capacity as the Shareholder Agent (as defined below), pursuant to which the parties resolved any and all claims that the Company or MV Nanotech may have had against the EnviroSystems Shareholders or the Escrow Shares (each as defined below) with respect to the Company’s Claim Notice (as defined below).

The Claim Notice was made in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2005, pursuant to which the Company acquired EnviroSystems.  As consideration for the acquisition, the Company issued 6,400,000 restricted shares of its common stock (the “Common Stock”) to the holders of EnviroSystems preferred stock (the “EnviroSystems Shareholders”).  All such 6,400,000 restricted shares of Common Stock (the “Escrow Shares”) were placed in an escrow account pursuant to the terms and conditions of an Escrow and Lock-Up Agreement (the “Escrow Agreement”).  Under the terms of the Merger Agreement and the Escrow Agreement, all the Escrow Shares were subject to claims by the Company and MV Nanotech for indemnification under the Merger Agreement.  In November 2006, the Company sent to the agent for the EnviroSystems Shareholders (“Shareholders Agent”), a Claim Notice, as supplemented in April 2007 for indemnification under the Escrow Agreement seeking the return of all 6,400,000 Escrow Shares.

Pursuant to the terms of the Settlement Agreement, the Trust will authorize the escrow agent (the “Escrow Agent”) to return to the Company for cancellation 2,500,000 Escrow Shares as the same are receivable by the Trust from the Escrow Agent.    Upon cancellation of such 2,500,000 Escrow Shares, the Company will issue the Trust a warrant (the “Warrant”) to purchase 2,500,000 shares of Common Stock at an exercise price of $2.70 per share.  As partial exchange for the issuance of the warrant by the Company to the Trust, the Trust will enter into a lock-up agreement (the “Lock-Up Agreement”),  pursuant to which the Trust agreed not to sell, make any short sale of, pledge as security for a loan, grant any option for the purchase of, or otherwise transfer, assign, dispose, either directly or indirectly in any manner, any shares of Common Stock and options and warrants to purchase such Common Stock and shares of such Common Stock issuable upon exercise of such options or warrants owned by the Trust and distributable to the Trust pursuant to the terms of the Escrow Agreement and any shares of Common Stock (or other securities) received by the Trust pursuant to the exercise of the Warrant for a period of 12 months from the date of the Lock-Up Agreement without the prior written consent of the Company.

Immediately following the execution and delivery of the Settlement Agreement, the Company and the Shareholder Agent have agreed to instruct the Escrow Agent to immediately release and deliver to the EnviroSystems Shareholders certificates representing the remaining Escrow Shares held pursuant to the Escrow Agreement (other than shares required to be held by the Escrow Agent for issuance upon exercise of any options or warrants to purchase such Escrow Shares which shall be otherwise released to the appropriate party and at the time specified in the Merger Agreement and Escrow Agreement).

Pursuant to the terms of the Settlement Agreement, each of the Company and MV Nanotech agreed to release and discharge the Shareholder Agent and the EnviroSystems Shareholders from any and all claims arising out of or connected with the Merger Agreement or the Escrow Agreement other than the obligations set forth in the Settlement Agreement or the Lock-Up Agreement.

The foregoing descriptions of the Settlement Agreement, Warrant and Lock-Up Agreement are each qualified in their entirety to the full text of such documents attached as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1

Settlement Agreement dated as of July 6, 2007 by and among Anpath Group, Inc., MV Nanotech Corp. and The Ferguson Living Trust UTD 8/13/74 (the “Trust”) and Daniel Ferguson in his capacity as Shareholder Agent

99.2	Warrant, dated July 6, 2007.
99.3	Lock-Up Agreement made and entered into as of July 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date: July 10, 2007	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer